Exhibit 99.1
The Home Depot Announces Third Quarter Results;
Reaffirms Fiscal Year 2014 Guidance

ATLANTA, November 18, 2014 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $20.5 billion for the third quarter of fiscal 2014, a 5.4 percent increase from the third quarter of fiscal 2013. Comparable store sales for the third quarter of fiscal 2014 were positive 5.2 percent, and comp sales for U.S. stores were positive 5.8 percent.

Net earnings for the third quarter were $1.5 billion, or $1.15 per diluted share, compared with net earnings of $1.4 billion, or $0.95 per diluted share, for the same period of fiscal 2013. For the third quarter of fiscal 2014, diluted earnings per share increased 21.1 percent from the same period in the prior year.

Third quarter of fiscal 2014 results reflect a pretax gain on sale of $100 million related to the sale of a portion of the Company’s equity ownership in HD Supply Holdings, Inc. and pretax net expenses of $28 million related to the Company’s data breach.

“During the quarter we saw strong performance across all geographies led by growth in transactions and continued strength in the core of the store,” said Craig Menear, CEO and president. “I would like to thank our associates for their hard work and dedication to our customers, and I would like to thank our customers for their continued confidence in The Home Depot.”

Reaffirmed Fiscal 2014 Guidance

The Company confirmed that it expects fiscal 2014 sales growth of approximately 4.8 percent. The Company also confirmed that it expects fiscal 2014 diluted earnings per share to grow by 21 percent to approximately $4.54. This earnings-per-share guidance includes the benefit of the Company’s year-to-date share repurchases of $5.74 billion and the Company’s intent to repurchase an additional $1.26 billion of shares in the fourth quarter. The earnings-per-share guidance also includes an estimate of net breach-related costs of approximately $34 million for the year.

The Company’s fiscal 2014 diluted earnings-per-share guidance does not include an accrual for other probable losses related to the breach that cannot be estimated at this time. Other than the breach-related costs contained in the Company’s updated fiscal 2014 diluted earnings-per-share guidance, at this time the Company is not able to estimate the costs, or a range of costs, related to the breach. Costs related to the breach may include liabilities to payment card networks for reimbursements of credit card fraud and card reissuance costs; liabilities related to the Company’s private label credit card fraud and card reissuance; liabilities from current and future civil litigation, governmental investigations and enforcement proceedings; future expenses for legal, investigative and consulting fees; and incremental expenses and capital investments for remediation activities. Those costs may have a material adverse effect on the Company’s financial results in the fourth quarter of fiscal 2014 and/or future periods.

-more-

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,266 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

###

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation related to our recent data breach; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2014 and beyond; and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 8.01 of our Current Report on Form 8-K filed November 18, 2014.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 2, 2014 AND NOVEMBER 3, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Nine Months Ended
	November 2, 2014	November 3, 2013	% Increase (Decrease)	November 2, 2014	November 3, 2013	% Increase (Decrease)
NET SALES	$20,516	$19,470	5.4%	$64,014	$61,116	4.7%
Cost of Sales	13,331	12,672	5.2	41,783	39,918	4.7
GROSS PROFIT	7,185	6,798	5.7	22,231	21,198	4.9
Operating Expenses:
Selling, General and Administrative	4,217	4,096	3.0	12,709	12,573	1.1
Depreciation and Amortization	415	409	1.5	1,244	1,220	2.0
Total Operating Expenses	4,632	4,505	2.8	13,953	13,793	1.2
OPERATING INCOME	2,553	2,293	11.3	8,278	7,405	11.8
Interest and Other (Income) Expense:
Interest and Investment Income	(105)	(3)	N/M	(222)	(8)	N/M
Interest Expense	218	191	14.1	617	529	16.6
Interest and Other, net	113	188	(39.9)	395	521	(24.2)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,440	2,105	15.9	7,883	6,884	14.5
Provision for Income Taxes	903	754	19.8	2,917	2,512	16.1

NET EARNINGS	$1,537	$1,351	13.8%	$4,966	$4,372	13.6%

Weighted Average Common Shares	1,327	1,408	(5.8)%	1,348	1,438	(6.3)%
BASIC EARNINGS PER SHARE	$1.16	$0.96	20.8	$3.68	$3.04	21.1

Diluted Weighted Average Common Shares	1,334	1,417	(5.9)%	1,356	1,448	(6.4)%
DILUTED EARNINGS PER SHARE	$1.15	$0.95	21.1	$3.66	$3.02	21.2

	Three Months Ended			Nine Months Ended
SELECTED HIGHLIGHTS	November 2, 2014	November 3, 2013	% Increase (Decrease)	November 2, 2014	November 3, 2013	% Increase (Decrease)
Number of Customer Transactions	355.4	344.3	3.2%	1,109.5	1,074.6	3.3%
Average Ticket (actual)	$57.55	$56.27	2.3	$57.90	$56.99	1.6
Sales per Square Foot (actual)	$347.79	$328.69	5.8	$361.73	$346.64	4.4
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 2, 2014, NOVEMBER 3, 2013 AND FEBRUARY 2, 2014
(Unaudited)
(Amounts in Millions)

	November 2, 2014	November 3, 2013	February 2, 2014
ASSETS
Cash and Cash Equivalents	$2,181	$4,853	$1,929
Receivables, net	1,611	1,606	1,398
Merchandise Inventories	12,008	11,348	11,057
Other Current Assets	949	791	895
Total Current Assets	16,749	18,598	15,279
Property and Equipment, net	22,940	23,557	23,348
Goodwill	1,283	1,172	1,289
Other Assets	540	487	602
TOTAL ASSETS	$41,512	$43,814	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$6,897	$6,366	$5,797
Accrued Salaries and Related Expenses	1,303	1,315	1,428
Current Installments of Long-Term Debt	34	1,317	33
Other Current Liabilities	4,026	3,531	3,491
Total Current Liabilities	12,260	12,529	10,749
Long-Term Debt, excluding current installments	16,693	14,692	14,691
Other Long-Term Liabilities	2,449	2,379	2,556
Total Liabilities	31,402	29,600	27,996
Total Stockholders' Equity	10,110	14,214	12,522
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$41,512	$43,814	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED NOVEMBER 2, 2014 AND NOVEMBER 3, 2013
(Unaudited)
(Amounts in Millions)

	Nine Months Ended
	November 2, 2014	November 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$4,966	$4,372
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,345	1,317
Stock-Based Compensation Expense	174	169
Changes in Working Capital and Other	(238)	123
Net Cash Provided by Operating Activities	6,247	5,981
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(999)	(964)
Proceeds from Sales of Investments	212	—
Payments for Businesses Acquired, net	—	(15)
Proceeds from Sales of Property and Equipment	20	34
Net Cash Used in Investing Activities	(767)	(945)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	1,981	5,222
Repayments of Long-Term Debt	(30)	(25)
Repurchases of Common Stock	(5,578)	(6,446)
Proceeds from Sales of Common Stock	178	164
Cash Dividends Paid to Stockholders	(1,912)	(1,699)
Other Financing Activities	150	104
Net Cash Used in Financing Activities	(5,211)	(2,680)
Change in Cash and Cash Equivalents	269	2,356
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(17)	3
Cash and Cash Equivalents at Beginning of Period	1,929	2,494
Cash and Cash Equivalents at End of Period	$2,181	$4,853